UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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Nevada Gold & Casinos, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS

NEVADA GOLD & CASINOS, INC.

Las Vegas, Nevada

August 26, 2013

To Our Shareholders:

The Annual Meeting of Shareholders of Nevada Gold & Casinos, Inc. will be held at The New Tropicana Las Vegas, 3801 Las Vegas Boulevard South, Las Vegas, Nevada 89109 on Tuesday, October 15, 2013, commencing at 10:00 a.m. local time, at which meeting only holders of the common stock of record at the close of business on August 22, 2013 will be entitled to vote, for the following purposes:

1.	Electing two directors of the Company;

2.	To hold an advisory vote to approve named executive officer compensation;

3.	To hold an advisory vote on the frequency of the advisory vote to approve named executive compensation;

4.	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the 2014 fiscal year; and

5.	To transact such other business as may properly be brought before the meeting.

NEVADA GOLD & CASINOS, INC.

By	/s/ Michael P. Shaunnessy

Chief Executive Officer & President

/s/ James J. Kohn

Secretary

Even though you may plan to attend the meeting in person, please execute the enclosed proxy card and mail it promptly. A return envelope (which requires no postage if mailed in the United States) is enclosed for your convenience. Should you attend the meeting in person, you may revoke your proxy and vote in person.

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2013 ANNUAL MEETING OF SHAREHOLDERS

OF

NEVADA GOLD & CASINOS, INC.

PROXY STATEMENT

This proxy statement contains information relating to our 2013 Annual Meeting of Shareholders to be held at 10:00 a.m., local time, on October 15, 2013 at The New Tropicana Las Vegas, 3801 Las Vegas Boulevard South, Las Vegas, Nevada 89109 and to any adjournments or postponements. This proxy statement and the enclosed form of proxy are first being mailed to shareholders on or about August 26, 2013.

Accompanying this Proxy Statement is our annual report on Form 10-K filed with the Securities and Exchange Commission. This proxy statement, form of proxy and our annual report on Form 10-K are also available on our website at www.nevadagold.com.

ABOUT THE MEETING

Record Date and Shares Outstanding

The Board of Directors has set the close of business on August 22, 2013 as the record date (“Record Date”) for the determination of shareholders of the Company entitled to receive notice of and to vote at the Annual Meeting. On the Record Date 16,100,554 shares of the Company’s common stock were issued and outstanding and entitled to vote.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

Voting

Quorum for the Annual Meeting

In order for business to be conducted at the Annual Meeting, a quorum must be present. The presence, in person or by valid proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast is necessary for a quorum to be present at the Annual Meeting.

In Person or By Proxy

Each share of the Company’s common stock outstanding is entitled to one vote on each matter which may be brought before the Annual Meeting. The shares represented by all valid proxies received by mail, unless previously revoked, will be voted at the Annual Meeting in accordance with the instructions contained therein. If any other matters properly come before the meeting, the persons named in the enclosed proxy or their duly appointed substitutes acting at the meeting will be authorized to vote or otherwise in their discretion on those matters.

Through Your Brokerage Firm

In the event that your shares are held in “street name” by a brokerage firm, your brokerage firm is the record holder of your shares but is required to vote your shares in accordance with your instructions. In order to do so, you will need to follow the instructions for voting provided by your broker. In the event that you do not provide the proper voting instructions to your broker, it will only be permitted to vote on “routine” or “discretionary” matters (such as Proposal 4) but will not be permitted to vote your shares with respect to “non-routine” or “non-discretionary” matters (such as Proposal’s 2 and 3). The election of directors is no longer considered a “routine” or “discretionary” item and your broker may not vote your shares with respect to this proposal. Votes with respect to matters for which brokers do not have discretionary authority to vote are considered “broker non-votes” with respect to such matters. The ratification of the selection of Ernst & Young LLP as the Company’s independent public accounting firm for the 2014 fiscal year is the only routine matter and, if no voting instructions are provided, your broker only may vote your shares on this proposal.

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Votes Required for Each Proposal

Assuming a quorum is present, the following votes will be required for approval:

Proposal	Matter	Vote Required

Proposal 1	Election of Directors	The two nominees for director receiving the highest number of votes cast

Proposal 2	Advisory vote on executive compensation	Majority of votes cast

Proposal 3	Advisory vote on frequency of the advisory vote to approve executive compensation	Majority of votes cast

Proposal 4	Selection of Ernst & Young LLP as independent registered public accounting firm for the 2014 fiscal year	Majority of votes cast

For purposes of determining the number of votes cast, only those cast “for” or “against” are counted. Abstentions, “withhold” votes and broker non-votes are not considered “cast” but are counted for purposes of determining whether a quorum is present at the Annual Meeting. The Board knows of no other matters that are likely to be brought before the meeting other than the matters specifically referred to in the notice of the meeting.

Solicitation of Votes

It is expected that the solicitation of proxies will be conducted primarily by mail. The cost of this solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies also may be solicited by certain directors, officers and employees of the Company, without additional compensation, personally or by telephone, telegram, telecopy or via the internet.

Shareholder Proposals

Proposals of shareholders that are intended to be presented at our 2014 Annual Meeting of Shareholders in the proxy material for such meeting must comply with the requirements of SEC Rule 14a-8 and, in order to be included in the Proxy Statement and proxy materials relating to our 2013 Annual Meeting of Shareholders, must have been received by our Secretary no later than May 5, 2013. A shareholder proposal or nomination for director that will not be included in our Proxy Statement and proxy but which a shareholder intends to present in person at the meeting, must generally be submitted to our Secretary not less than ninety (90) days prior to the anniversary date of the 2013 Annual Meeting of Shareholders.

In order for a shareholder proposal to be considered properly brought before the meeting by a shareholder, such shareholder must, in addition to any applicable requirements, have given timely notice and in proper form of such shareholder’s intent to bring such business before such meeting. To be timely, the shareholder’s notice must be received by our Secretary at our principal executive offices not less than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting; providing, however, that in the event the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the day of the meeting was mailed or such public disclosure made, whichever occurs first. To be in proper form, a shareholder’s notice to the Secretary shall set forth the following: the name and record address of the shareholder who intends to propose the business and the number of voting securities of the Company which are owned by such shareholder; a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to introduce the business specified in the notice; a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; and any material interest of the shareholder in such business.

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Security Ownership of Certain Beneficial Owners, Directors and Executive Officers

The table below shows the number of shares of our common stock beneficially owned as of the close of business on August 22, 2013 by each of our directors and named executives as well as the number of shares beneficially owned by all of the directors and executive officers as a group and the only persons known by us to be the beneficial owners of more than 5% of our common stock.

	SHARES BENEFICIALLY OWNED AS OF AUGUST 22, 2013
NAME AND ADDRESS (1)	NUMBER OF SHARES		PERCENT OF CLASS

Frank Catania	68,000	(2)	*
William G. Jayroe	148,002	(3)	*
Francis M. Ricci	48,000	(4)	*
William J. Sherlock	105,000	(5)	*
Wayne H. White	50,000	(6)	*
Michael P. Shaunnessy	66,667	(7)	*
James J. Kohn	205,360	(8)	1.3
Ernest E. East	115,000	(9)	*
Trevor A. Taylor	53,969	(10)	*
Victor H. Mena	102,692	(11)	*
Louise H. Rogers
2512 Alta Mira
Tyler, TX 75701	941,288		5.8
All current directors and executive officers as a group (10 persons)	962,690	(12)	6.0

(1)	Unless otherwise indicated, the address for the persons listed is 133 E. Warm Springs Road, Suite 102, Las Vegas, Nevada 89119.
(2)	Includes options to purchase 50,000 shares of common stock exercisable as of August 22, 2013 or within 60 days thereafter.
(3)	Includes (a) options to purchase 40,000 shares of common stock exercisable as of August 22, 2013 or within 60 days thereafter, (b) 3,334 shares of common stock owned by Christine Jayroe, (c) 3,334 shares of common stock owned by Hunter Jayroe, and (d) 3,334 shares of common stock owned by Haley Jayroe.
(4)	Includes options to purchase 40,000 shares of common stock exercisable as of August 22, 2013 or within 60 days thereafter.
(5)	Includes options to purchase 45,000 shares of common stock exercisable as of August 22, 2013 or within 60 days thereafter.
(6)	Includes options to purchase 40,000 shares of common stock exercisable as of August 22, 2013 or within 60 days thereafter.
(7)	Includes options to purchase 66,667 shares of common stock exercisable as of August 22, 2013 or within 60 days thereafter.
(8)	Includes options to purchase 190,000 shares of common stock exercisable as of August 22, 2013 or within 60 days thereafter. 12,785 shares of the Company’s common stock owned by Mr. Kohn have been acquired through his participation in the Company’s 2010 Employee Stock Purchase Plan, as amended.
(9)	Includes options to purchase 100,000 shares of common stock exercisable as of August 22, 2013 or within 60 days thereafter.
(10)	Includes options to purchase 50,000 shares of common stock exercisable as of August 22, 2013 or within 60 days thereafter. 3,969 shares of the Company’s common stock owned by Mr. Taylor have been acquired through his participation in the Company’s 2010 Employee Stock Purchase Plan, as amended.
(11)	Includes options to purchase 95,000 share of common stock exercisable as of August 22, 2013 or within 60 days thereafter. 7,692 shares of the Company’s common stock owned by Mr. Mena have been acquired through his participation in the Company’s 2010 Employee Stock Purchase Plan, as amended.
(12)	Includes options to purchase 850,000 shares of common stock.

*	Less than one percent

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and persons who own more than ten percent of our outstanding common stock, to file with the Securities and Exchange Commission (“SEC”) initial reports of ownership and reports of changes in ownership of common stock. These persons are required by SEC regulation to furnish us with copies of all such reports they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us, we believe that all Section 16(a) reports were timely filed by our officers, directors and greater than ten percent beneficial owners, except for the following, which were not timely filed:

Form 4 - William G. Jayroe, filed January 29, 2013 for a transaction dated January 3, 2013.

Form 4 - William G. Jayroe, filed January 29, 2013 for a transaction dated January 4, 2013.

Form 4 - William G. Jayroe, filed January 29, 2013 for a transaction dated January 7, 2013.

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PROPOSAL ONE

ELECTION OF DIRECTORS

Our Articles of Incorporation provide for a board of directors of no less than one (1) and no more than ten (10) members, the exact number within this range being determined by our Board. The number of members of our Board is currently five. Our Articles of Incorporation also divide our Board into three classes with staggered terms. Each class of directors is elected for a term of three years. We have three classes of directors, Class I presently consisting of two directors, Class II presently consisting of one director, and Class III presently consisting of two directors.

Nominees

Two Class III directors are to be elected at the Annual Meeting. The Corporate Governance and Nominating Committee has recommended the nomination of William J. Sherlock and William G. Jayroe as Class III directors for the term that will expire at our Annual Meeting of Shareholders to be held in 2016. The Board has approved this recommendation and nominated Messrs. Sherlock and Jayroe, who have indicated their willingness to serve. Unless a shareholder specifies otherwise, the shares represented by each returned proxy will be voted for the election of Messrs. Sherlock and Jayroe.

Vote Required; Recommendation of Board

The candidates receiving the highest number of affirmative votes cast will be elected as directors.

Nominees	Age	Principal Occupation
William J. Sherlock	63	Chairman, Nevada Gold & Casinos, Inc. Former President/CEO, Foxwoods Resort & Casino

William G. Jayroe	56	President & CEO, Hunter International Partners, LLC

William J. Sherlock. Mr. Sherlock has served as Chairman since November 2009. Mr. Sherlock is a hospitality and casino industry veteran of 35 years. From 1997 to 2000, he was Chief Operating Officer and, from 2000 to 2006, he was Chief Executive Officer of Foxwoods Resort & Casino in Mashantucket, Connecticut, one of the world’s largest casinos. He currently serves as a Board member of Foxwoods Development Company and acts as a gaming consultant. Mr. Sherlock has been President/CEO for the past 15 years in various high profile casino/hotel properties including the New York New York Hotel & Casino in Las Vegas, Nevada, the Flamingo Hilton in Laughlin, Nevada and the Reno Hilton in Reno, Nevada. Mr. Sherlock served as Interim President of Foxwoods Resort Casino in Mashantucket, CT from June until December of 2010. Effective as of May 2012, Mr. Sherlock serves as an Advisor to the Board of Directors of the Cosmopolitan Hotel and Casino in Las Vegas, Nevada. Mr. Sherlock is a Business Administration graduate of the University of South Carolina.

William G. Jayroe. Mr. Jayroe has served as a director since September 1995. Mr. Jayroe has three decades of technology development, sales, and management expertise. In 2013, Mr. Jayroe joined IEA, Inc. headquartered in Houston, Texas, a provider of environmental health and safety solutions to fortune 100 organizations, as Executive Vice President of Sales and Marketing. Prior to that he was an executive at IHS, a global environmental and crisis management software solutions provider headquartered in Englewood, Colorado. From May 2005 until January 2007, Mr. Jayroe was the Senior Vice President South East Region of Enviance, Inc., a software solutions company headquartered out of Carlsbad, California. From September 2001 until October 2003, Mr. Jayroe served as a Senior Vice President of Digital Consulting and Southwest Services. Mr. Jayroe founded and has been the CEO of Hunter International Partners, LLC since September 1998. Mr. Jayroe has a BS in Industrial Distribution from Texas A&M University.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION OF MESSRS. SHERLOCK AND JAYROE.

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Directors Not Standing For Election

The members of the Board whose terms do not expire and who are not standing for election at this Annual Meeting are set forth below:

Name	Age	Class/Term Expiration	Principal Occupation
Wayne H. White	75	Class I/2014	Retired, Former Investment Banker

Frank Catania	71	Class I/2014	President, Catania Consulting Group, LLC

Francis M. Ricci	70	Class II/2015	President, Orchard Lane Consulting

Francis M. Ricci. Mr. Ricci has served as a director since July 2003. Since 1991, Mr. Ricci has been involved in the ownership and management of several private companies serving as CEO or CFO, including Natural Swing Products Co., Premier Scale Company and, starting in March 1998, Pro Gear Holdings, Inc. d/b/a Yes! Golf. Since 2010, Mr. Ricci, as owner of Orchard Lane Consulting, offers financing and debt resolution and restructuring consultation. Mr. Ricci, a CPA, practiced as an audit specialist for more than 20 years with Deloitte & Touche, serving as a partner for 12 years. Mr. Ricci received his MBA and BS in accounting from the University of Montana.

Wayne H. White. Mr. White has served as a director since July 2003. From 1983 until his retirement in July 2002, Mr. White was an investment banker for Henry Swift & Company, Dakin Securities and Wells Fargo Securities. From 1996 until July 2002, Mr. White served as a member of the corporate finance department of Wells Fargo Securities. His duties included working on public and private offerings of equity, private placements of equity, mergers and acquisitions, and the rendering of fairness opinions. Mr. White's specialties were leisure industry sectors, including casinos, casino suppliers and restaurants. Mr. White received his BS in political science from the University of Utah, and his law degree from Hastings College of Law in San Francisco.

Frank Catania. Mr. Catania has served as a director since October 2009. Mr. Catania has over 30 years of gaming and legal experience and is currently a principal of Catania Consulting Group, LLC, which specializes in providing gaming expertise to both the public and private sectors. Mr. Catania also serves as counsel to the law firm of Catania & Ehrlich, P.C., which specializes, in part, in all aspects of casino law, including licensing and compliance. He is a member of the Board of Directors of Continental 8 Technologies, an operator of data centers worldwide. Mr. Catania served on the Board of Directors of Empire Resorts, Inc. from May 2006 until March 2009. He had also served as the Director of New Jersey's Division of Gaming Enforcement, a premier and world-renowned gaming regulatory and enforcement agency. Mr. Catania is a former Deputy Speaker of the New Jersey General Assembly and served for four years as an Assemblyman, representing his district in Passaic County. Mr. Catania was a founding member of the International Masters of Gaming Law, a non-profit association dedicated to the education and advancement of gaming law, having served as its first President. He is a graduate from Rutgers University and Seton Hall University Law School which he is now an adjunct professor of gaming law.

Consideration of Director Nominees

Shareholder Nominees

The Corporate Governance and Nominating Committee considers properly submitted shareholder nominations for candidates for membership on our Board as described below under “Identifying and Evaluating Nominees for Directors.” Shareholders who wish to communicate with the Corporate Governance and Nominating Committee concerning potential candidates for our Board should do so by sending correspondence to our Secretary, addressed to Nevada Gold & Casinos, Inc., Attention: Secretary, 133 E. Warm Springs Road, Suite 102, Las Vegas, NV 89119. Any such communication should be made in accordance with our Bylaws. Our Bylaws provide that any shareholder entitled to vote at the annual meeting may nominate a person for election to the Board by complying with the procedures set forth in Article II, Section 2.16 of the Bylaws. In general, these procedures provide as follows:

•	the notice from a shareholder must be received by the Company not less than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; if the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice must be received not later than the close of business on the tenth (10th) day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs;

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•	the shareholder's notice must state the proposed nominee’s name, age, business address and residence address, principal occupation, number of shares of the Company’s common stock owned, and any other information about the person required under SEC rules for director nominees to be named in a Proxy Statement;

•	the notice must include the name, record address and number of shares of the Company’s common stock owned by the shareholder recommending the proposed nominee;

•	the notice must include a description of all arrangements or understandings between such shareholder and each proposed nominee; and

•	the notice must include any other information relating to such shareholder that would be required to be disclosed in a Proxy Statement or other filings required to be made in connection with solicitations of proxies for elections of directors pursuant to Section 14 of the Securities Exchange Act of 1934.

A copy of our Bylaws is available to a shareholder by sending a written request to our Secretary. The Corporate Governance and Nominating Committee follows the procedures in our Bylaws and, accordingly, will consider candidates recommended by shareholders who comply with our Bylaws.

Director Qualifications

In discharging its responsibilities to nominate candidates for election to the Board, the Corporate Governance and Nominating Committee has not specified any minimum qualifications for serving on the Board. However, the Corporate Governance and Nominating Committee endeavors to evaluate, propose, and approve candidates with business experience and personal skills in gaming, finance, marketing, financial reporting and other areas that may be expected to contribute to an effective Board. The Corporate Governance and Nominating Committee seeks to assure that our Board is composed of individuals who have experience relevant to our needs and who have the highest professional and personal ethics, consistent with our values and standards. Candidates should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Each director must represent the interests of all shareholders.

Identifying and Evaluating Nominees for Directors

The Corporate Governance and Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for director. Candidates may come to the attention of the Corporate Governance and Nominating Committee through current Board members, professional search firms, shareholders or other persons. These candidates are evaluated at regular or special meetings of the Corporate Governance and Nominating Committee, and may be considered at any point during the year. As described above, the Corporate Governance and Nominating Committee will consider properly submitted shareholder nominations for candidates for the Board. Following verification of the shareholder status of persons proposing candidates, recommendations will be aggregated and considered by the Corporate Governance and Nominating Committee. If any materials are provided by a shareholder in connection with the nomination of a director candidate, such materials will be forwarded to the Corporate Governance and Nominating Committee.

Director Independence

The Board has determined that each of Messrs. Sherlock, Ricci, White, Jayroe, and Catania are independent directors as defined in the listing standards of the NYSE: MKT: UWN (‘Stock Exchange”). As part of its analysis, the Board determined that Messrs. Sherlock, Ricci, White, Jayroe and Catania do not have a direct or indirect material relationship with the Company that would interfere with the exercise of independent judgment.

Code of Ethics

We have adopted a Code of Ethics that applies to directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. Our Code of Ethics is posted on our website at http://www.nevadagold.com, under the heading “Investor Relations.” Changes and waivers granted with respect to our Code of Ethics related to officers identified above, and our other executive officers and directors that are required to be disclosed pursuant to applicable rules and regulations of the SEC will also be posted on our website and a Current Report on Form 8-K will be filed within four (4) business days of the change or waiver.

Board Meetings and Committees

The Board held seven meetings during the fiscal year ended April 30, 2013. Each Board member attended at least 75% or more of the Board meetings held during the fiscal year ended April 30, 2013. As of the date of this Proxy Statement, the Board has four standing committees: (1) the Compensation Committee; (2) the Audit Committee; (3) the Corporate Governance and Nominating Committee; and (4) the Compliance Committee.

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The membership of the Board’s standing committees is as follows:

	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee	Compliance Committee
William J. Sherlock	M	M		M
Francis M. Ricci	C	M	M	M
William G. Jayroe		M	C
Wayne H. White		C	M
Frank Catania	M		M	C

C—Chairman

M—Member

Audit Committee

The Audit Committee consists of three non-employee directors: Messrs. Ricci, Catania and Sherlock, each of whom is independent as defined in the listing standards of the Stock Exchange. The Audit Committee engages our independent auditors, reviews our financial controls, evaluates the scope of the annual audit, reviews audit results, consults with management and our independent auditors prior to the presentation of financial statements to shareholders and, as appropriate, initiates inquiries into aspects of our internal accounting controls and financial affairs. The Audit Committee met four times in the fiscal year ended April 30, 2013. Each member attended all the Audit Committee meetings held during the fiscal year ended April 30, 2013.

The Board has determined that Mr. Ricci is an audit committee financial expert as defined by Item 401(h) of Regulation S-K of the Exchange Act. Mr. Ricci serves as Chairman of the Audit Committee.

The Report of the Audit Committee is included in this Proxy Statement. The Audit Committee operates pursuant to a written charter a copy of which is available on our website at http://www.nevadagold.com under the heading “Investor Relations.”

Compensation Committee

The Compensation Committee consists of four non-employee directors: Messrs. White, Sherlock, Jayroe and Ricci, each of whom is independent as defined in the listing standards of the Stock Exchange. The Compensation Committee reviews and approves salaries and incentive compensation for our executive officers. The Compensation Committee held four meetings in the fiscal year ended April 30, 2013 and all four members attended the meetings.

The Report of the Compensation Committee is included in this Proxy Statement. The Compensation Committee operates pursuant to a written charter. A copy of the Compensation Committee Charter is available on the Company’s website at http://www.nevadagold.com under the heading “Investor Relations.”

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is currently serving as our officer or employee. None of our executive officers serve on the board of directors or compensation committee of a company that has an executive officer that serves on our Board or the Compensation Committee.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee consists of four non-employee directors: Messrs. Jayroe, Ricci, Catania and White, each of whom is independent as defined in the listing standards of the Stock Exchange. The Corporate Governance and Nominating Committee reviews and approves candidates for election and to fill vacancies on the Board, including re-nominations of members whose terms are due to expire. The Corporate Governance and Nominating Committee is also responsible for developing and implementing guidelines relating to the operation of the Board and its committees and the Company as a whole. The Corporate Governance and Nominating Committee met four times in the fiscal year ended April 30, 2013. All four members attended the meetings.

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The Corporate Governance and Nominating Committee operates pursuant to a written Charter. A copy of the Corporate Governance and Nominating Committee Charter is available on our website at http://www.nevadagold.com under the heading “Investor Relations.”

Compliance Committee

The Compliance Committee operates pursuant to a Gaming Compliance Program adopted by the Board and currently consists of three non-employee directors: Messrs. Catania, Sherlock and Ricci. The Compliance Committee was established in February of 2012 in accordance with an Order of Registration issued by the Nevada Gaming Commission. The Compliance Committee was created in order to: (i) monitor our compliance with gaming laws in jurisdictions which we and our affiliates operate in order to prevent regulatory violations and to promptly detect and correct any regularity violation that might occur; (ii) advise the Board of any gaming law compliance problems or situations which may adversely affect the objectives of gaming control in jurisdictions we operate; (iii) provide appropriate reports for the purpose of keeping the Nevada Gaming Control Board advised of our compliance efforts in the State of Nevada and other jurisdictions; (iv) perform due diligence regarding proposed transactions and associations involving any of our affiliates’ gaming operations; and (v) receive, coordinate and distribute appropriate input from our affiliates to enhance their respective compliance with respect to gaming laws and regulations. The Compliance Committee met four times in the fiscal year ended April 30, 2013. All three members attended the meetings.

Board Leadership Structure

Mr. Sherlock is our Lead Independent Director. Among other things the Lead Independent Director is responsible for covering, chairing and setting the agenda for non-management executive sessions, acting as a liaison between directors and management, consulting with the Chief Executive Officer regarding the agenda of Board meetings and on behalf of and at the discretion of the Board meeting with shareholders and speaking on behalf of the Board in circumstances where it is appropriate for the Board to have a voice distinct from that of management.

Communications with the Board

The Board has adopted the following procedure for shareholders who wish to communicate any concern directly with the Board. Shareholders may mail or deliver their communication to our principal executive office, addressed as follows:

Addressee (*)

c/o Secretary

Nevada Gold & Casinos, Inc.

133 E. Warm Springs Road, Suite 102

Las Vegas, NV 89119

*Addressees: Board of Directors; Audit Committee of the Board of Directors; Corporate Governance and Nominating Committee of the Board of Directors; Compensation Committee of the Board of Directors; Compliance Committee of the Board of Directors; name of individual director.

Copies of written communications received at such address will be forwarded to the addressee as soon as practicable.

Attendance at Annual Meetings

Members of the Board are encouraged to attend our Annual Meeting; however, attendance is not mandatory. All five members of the Board attended our last Annual Meeting.

Director Compensation

Director Fees

Our independent directors are entitled to an annual fee of $26,000 plus $1,000 for each Board meeting attended (except for telephonic meetings for which no compensation is provided) for services they provide as directors or members of Board committees. The independent Chairman of the Board and the Chairman of the Audit Committee are entitled to an additional annual fee of $15,000 and the Chairman of the Compliance Committee is entitled to an additional annual fee of $7,000. Members of the Compliance Committee, Messrs. Sherlock and Ricci receive $3,000 annually for service on the committee. All directors are reimbursed for their reasonable expenses for attending Board and Board committee meetings. During the fiscal year ended April 30, 2013, each director was granted 20,000 options to purchase shares of our common stock.

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Director Summary Compensation Table

The table below contains information about the compensation received by each of our directors during the fiscal year ended April 30, 2013.

Name	Fees Earned or Paid in Cash ($) (1)	Option Awards ($) (2) (3)	All Other Compensation ($)	Total ($)
William J. Sherlock	48,000	16,400	-	64,400
Frank Catania	37,000	16,400	-	53,400
Francis M. Ricci	48,000	16,400	-	64,400
William G. Jayroe	30,000	16,400	-	46,400
Wayne H. White	30,000	16,400	-	46,400

(1)	Includes annual fees, meeting fees, fees for the Board and two committee chairmanships, and a membership in the Compliance Committee. Each director receives a $1,000 fee for participating in a Board meeting. Only the chairs of the Board (i.e., Mr. Sherlock), the Audit Committee (i.e., Mr. Ricci) and the Compliance Committee (i.e., Mr. Catania) receive chairmanship fees. As the chairs of the Board and the Audit Committee, Messrs. Sherlock and Ricci receive $15,000 annually while, as the chair of the Compliance Committee, Mr. Catania receive $7,000 annually. Also, as members of the Compliance Committee, Messrs. Sherlock and Ricci receive $3,000 annually.
(2)	The amounts in this column reflect the aggregate grant date fair value for stock options awarded during the fiscal year ended April 30, 2013, computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 (formerly known as FAS 123R).
(3)	As of April 30, 2013, our directors held options to purchase the following aggregate number of shares of our common stock: Mr. Sherlock: 45,000, Mr. Catania: 50,000, Mr. Ricci: 40,000, Mr. Jayroe: 40,000 and Mr. White: 40,000.

As of April 30, 2013, the below directors had outstanding option awards as follows:

Name	Outstanding Stock Options Exercisable (#)	Outstanding Stock Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
William G. Jayroe	10,000	-	1.57	07/27/2021
	10,000	-	1.25	07/28/2019
	20,000	-	0.82	10/17/2022
Francis M. Ricci	10,000	-	1.57	07/27/2021
	10,000	-	1.25	07/28/2019
	20,000	-	0.82	10/17/2022
Wayne H. White	10,000	-	1.57	07/27/2021
	10,000	-	1.25	07/28/2019
	20,000	-	0.82	10/17/2022
William J. Sherlock	10,000	-	1.57	07/27/2021
	15,000	-	1.25	07/28/2019
	20,000	-	0.82	10/17/2022
Frank Catania	10,000	-	1.57	07/27/2021
	15,000	-	0.71	04/16/2014
	5,000	-	1.25	07/28/2019
	20,000	-	0.82	10/17/2022

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Audit Committee Report

The following Audit Committee report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this Audit Committee report by reference therein.

The Audit Committee engages and supervises our independent auditors and oversees our financial reporting process on behalf of the Board. Management has the primary responsibility for the preparation of financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in our annual report on Form 10-K for the fiscal year ended April 30, 2013 with management, including a discussion of the quality of the accounting principles, the reasonableness of significant judgments made by management and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with Pannell Kerr Forster of Texas, P.C. (“PKF”), our independent public accounting firm for fiscal year 2013, which is responsible for expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States of America, PKF’s judgment as to the quality of our accounting principles and the other matters required to be discussed with the Audit Committee under the auditing standards of the Public Company Accounting Oversight Board, including the matters required by the Codification of Statements on Auditing Standards No. 61. In addition, the Audit Committee has discussed with PKF, independence by PKF from management and the Company, including the written disclosure and the letter regarding its independence as required by Independence Standards Board Standard No. 1, Independence Discussions with the Audit Committees.

The Audit Committee discussed with PKF the overall scope and plans for the audit. The Audit Committee met with PKF, with and without management present, to discuss the results of PKF’s examinations, evaluations or our internal controls, and the overall quality of our financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended April 30, 2013 filed with the SEC on July 29, 2013.

Audit Committee of the Board of Directors

Francis M. Ricci, Chairman

William J. Sherlock

Frank Catania

Compensation Committee Report

The following Compensation Committee report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this Compensation Committee report by reference therein.

The Compensation Committee has reviewed and discussed with management, among other things, the section of this Proxy Statement captioned “Compensation Discussion and Analysis.”  Based on that review and discussion, the Compensation Committee has recommended to our Board that the “Compensation Discussion and Analysis” section be included in this Proxy Statement.

Compensation Discussion and Analysis

Overview and Philosophy

The key objectives of our executive compensation program are to attract, retain and motivate well-qualified executives who will guide our growth and development in a dynamic industry. Our executive compensation program is designed:

•	To offer fair and competitive annual base salaries consistent with similarly situated companies of the same size in the gaming industry;

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•	To reward executives for corporate and individual performance through annual incentive and deferred compensation programs; and

•	To encourage long-term performance through the use of long-term incentives, such as stock options, that aligns the interests of our employees and shareholders.

The Compensation Committee administers all plans and programs connected with the compensation of our executive officers and directors. Our business plans and strategic objectives are generally presented by our management to our Board.  The Board engages in an active discussion concerning the financial and development targets, the appropriateness of the strategic objectives, and the difficulty in achieving same.  In establishing the compensation plan, our Compensation Committee then utilizes the primary objectives from the adopted business and development plans as the primary targets for determining the executive officers’ annual incentives and long-term incentive compensation.

The Chief Executive Officer makes recommendations to the Compensation Committee for the actual incentive compensation for all other executives based on our actual performance relative to the existing targets as well as on individual performance, and recommends the executives’ base salaries levels for the coming fiscal year. The Compensation Committee considers these recommendations generally at the end of each fiscal year in determining its recommendations to the Board for the final annual and long-term incentive compensation for each executive as well as for the executive’s base salary levels. The actual incentive compensation awarded to each executive officer is ultimately subject to the discretion of the Compensation Committee and the Board.

Also, the Compensation Committee periodically gathers and reviews data regarding the compensation practices and policies of other public companies in our industry. Peer group compensation data is reviewed by the Compensation Committee to determine whether the compensation paid to our executives is generally competitive with that paid to executive officers of other companies.

Information concerning the Compensation Committee, its current members and its Charter is provided on our website under the caption “Compensation Committee.”

Elements of Compensation

There are three key elements in our executive compensation program, all determined by individual and corporate performance:

•	Annual base salaries;
•	Annual incentive compensation; and
•	Long-term incentive compensation.

Annual Base Salaries

The resignation of our previous Chief Executive Officer on September 6, 2012 presented the Company with numerous challenges. The Committee recognized that the Company needed a focused CEO with a strong operations background who could address operational and overhead issues and accept a compensation package compatible with the Company’s recent performance, size and position in the industry. After an extensive search, the Board selected Mr. Shaunnessy for the job and the Committee designed his compensation package to implement what the Committee believed to be in the best compensation practices for a company of our size. Accordingly, on November 13, 2012, we entered into a two year employment contract with Mr. Shaunnessy to become President and Chief Executive Officer effective December 1, 2012 at a base salary of $275,000. This is the only element of Mr. Shaunnessy’s compensation not linked to performance and is significantly below the base compensation paid to our previous CEO. Mr. Shaunnessy will be eligible for a performance bonus up to 50% of his base salary. Also, in order to focus Mr. Shaunnessy on improving our stock price an option to purchase 200,000 shares of the Company’s stock, with an exercise price equal to the closing price of the Company’s stock on his first day of employment, was granted to Mr. Shaunnessy.

On February 27, 2013, the Company entered into a new employment agreement with the Company’s Executive Vice President and Chief Financial Officer. The employment agreement is for a two year term which commenced on March 1, 2013 and replaced the previous agreement dated February 4, 2011. Pursuant to the new employment agreement, Mr. Kohn will receive an annual base salary of $225,000, compared to his previous base salary of $283,250. Also, he will no longer receive a $750 monthly auto allowance.

The Committee believes that Messrs Shaunnessy and Kohn and our other Named Executive Officers will be strongly incentivized to improve our performance and lay the foundation for enhanced shareholder value.

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Annually, the Compensation Committee establishes the base salaries to be paid to our executive officers during the coming fiscal year, subject to the approval of the Board. In setting base salaries, the Compensation Committee takes into account several factors including, but not limited to, the executive officer’s experience, responsibilities, management abilities and job performance, as well as the performance of the Company as a whole, current market conditions and competitive salaries of executive officers with similarly situated companies in the gaming industry of approximately the same size. The Compensation Committee intends the annual base salaries of our executive officers to provide a minimum level of compensation for highly qualified individuals. The Compensation Committee believes that the annual base salaries of our executive officers is appropriate to support our objective of aligning pay with performance.

Annual Incentive Compensation

The Compensation Committee intends that annual bonuses paid to our executive officers will reward them for the achievement of successful financial performance over a relatively short period of time. In addition, the Compensation Committee believes that it is important to recognize and reward our executive officers for successfully supporting our growth and development. Payment of annual bonuses to our executive officers is primarily based on measurable financial performance targets. The annual bonuses payments are limited to a maximum of 50% of annual base salary.

For fiscal year 2014, the Compensation Committee determined that the achievement by the Company of specific financial targets would represent 70% of any bonus payment to executive officers. The remaining 30% of the bonus component would be based upon the achievement of specific individual performance targets to be established for each executive. The following financial targets for the Company have been set.

Financial Targets For Fiscal 2014

Earnings before interest, taxes, depreciation and amortization	$6,300,00	$7,560,000	$7,875,000 or more

Minimum and Maximum	Minimum		Maximum
Bonus as a % of Base Salary	20%	30%	35%

Actual Financial results between the minimum and maximum will result in a prorated calculation to determine actual payment amounts.

Individual Performance Targets

In addition to the financial targets set forth above, executive officers may also receive a bonus payment equal to 15% of base salary upon the achievement of individual performance targets established for each executive. Partial achievement of personal targets could result in a bonus payment of less than the maximum amount of 15% of base salary.

Notwithstanding the determination of an executive officer’s bonus under the above provisions, the Compensation Committee may, at its sole discretion and at any time prior to the time a particular bonus is paid, reduce the amount of or totally eliminate any such bonus to the extent the Compensation Committee determines that such reduction or elimination is appropriate under such circumstances as the Compensation Committee deems relevant.

Long-term Incentive Compensation

The Compensation Committee believes that employee stock ownership is a significant incentive in building stockholder value and aligning the interests of employees and stockholders. Stock options will only have value if our stock price increases. The 2009 Equity Incentive Plan (the “2009 Plan”) which was approved by our shareholders at the Special Meeting of Shareholders held on April 14, 2009 authorized the Compensation Committee to grant awards, including stock options and restricted stock, to our executive officers and Directors.

The Compensation Committee also believes that unvested stock options represent a significant tool to encourage retention of highly qualified executive officers. The vesting period of stock options encourages our executives to focus on our long-term development and creates greater likelihood of “in-the-money” unvested options, which will encourage our executive officers to remain with us rather than seek other opportunities.

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The Compensation Committee generally considers stock option grants at the time an executive officer enters into an employment relationship with us while the granting usually occurs on the executive’s date of hire, anniversary date or the date of a regularly scheduled meeting of our Board.

Change in Control Payments

The employment agreements we have entered into with certain of our executive officers provide that they will receive certain payments if we undergo a change in control. The Compensation Committee believes that the prospect of a change in control would likely result in the executive officers facing personal uncertainties and distractions regarding the possible effects of such occurrence. The objective of providing pre-defined change in control benefits to our executive officers is to allow them to focus solely to the best interest of our shareholders in the event of any possible, threatened or pending change in control. This plan therefore serves as an important retention tool during any transition period of uncertainty to ensure that personal interests do not dilute our executive officers’ complete focus on promoting shareholder value. The details of such arrangements are discussed in the “Employment Agreements with Named Executive Officers, Termination of Employment and Change-In-Control Arrangements” section provided below.

All Other Compensation

All other compensation for our Named Executive Officers (“NEOs”) includes matching contributions that were made to our terminated 401(k) plan and contributions to our terminated savings plan, while such plans were in existence, and premium payments for the medical benefits plan offered by us.

During fiscal 2013 the Company eliminated the employee savings plan (the “ESP”), which was a life insurance plan with premiums partially paid by us and employee voluntary post-tax payroll deductions. The ESP came into effect on May 1, 2012 and was terminated in November, 2012. Among our NEOs, Mr. Kohn participated in the ESP along with our former Chief Executive Officer.

Policy Concerning Tax Deductibility

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the annual corporate federal tax deduction for compensation paid to executive officers named in this Proxy Statement to $1,000,000, unless the compensation qualifies as “performance based” and has been approved in advance by a vote of our stockholders. We are not currently compensating any executive officers at levels that would cause this annual limitation on corporate federal tax deductions to apply and have no current plans to do so. Accordingly, the Compensation Committee has not adopted a formal policy concerning the application of Section 162(m) limitation on tax deductions. If it appears that any executive officer will likely be approaching the $1,000,000 compensation limitation in the near future, the Compensation Committee will review whether such payments should be structured as to qualify as deductible performance-based compensation.

Compensation Committee of the Board of Directors

Wayne H. White, Chairman

William G. Jayroe

Francis M. Ricci

William J. Sherlock

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EXECUTIVE OFFICERS

The following table sets forth our executive officers as of August 22, 2013. Executive officers are appointed by the Board and serve at the discretion of the Board, subject to any employment agreements.

Name	Age	Position

Michael P. Shaunnessy	59	Chief Executive Officer
James J. Kohn	63	Executive Vice President, Chief Financial Officer and Secretary
Victor H. Mena	49	Vice President of Washington Operations
Trevor A. Taylor	44	Vice President of Development and Operations
Ernest E. East	70	Vice President and Chief Regulatory & Compliance Officer

Michael P. Shaunnessy. Mr. Shaunnessy, joined the Company in December, 2012 from MGM Resorts International where he served as Executive Vice President – Operations from June 2005 to November 2012. In that capacity, he was the Chief Operating and Financial Officer overseeing all operations of MGM’s Railroad Pass and Gold Strike casino hotel properties, both in the Las Vegas, Nevada area. Prior to joining MGM, Mr. Shaunnessy served as Vice President – Administration of Monarch Casino Resorts, Inc. and Executive Vice President, Chief Financial Officer and director of Full House Resorts, Inc., both publicly-listed casino companies. During his seven years with Full House Resorts, he guided the company in relocating its offices from San Diego to Las Vegas and assessing all investments, operations and development projects. Earlier in his career, Mr. Shaunnessy was Vice President – Finance for Primadonna Resorts, Inc., a Nevada-based casino and hospitality company, and served in various capacities with Aztar Corporation, formerly Ramada, Inc. A certified public accountant, he earned a B.A. in Business Administration from Lewis University and an M.S. in Accountancy from Northern Illinois University.

James J. Kohn. Mr. Kohn, a Certified Public Accountant since 1982, has over 20 years of gaming experience. Before joining the Company in late 2006, he was the Chief Financial Officer of Motor City Casino, in Detroit, Michigan from April 2004 to October 2006. Prior to that, he was the Corporate Director of Internal Audit for Penn National Gaming, a multi-jurisdictional owner and operator of gaming properties, including casinos, racetracks and off-track wagering facilities. He was previously Corporate Director of Financial Analysis of Penn National Gaming. Mr. Kohn was the Vice President of Casino Finance at Carnival Resorts and Casinos, which owned and operated casinos, hotels and entertainment complexes in the United States, Canada, the Caribbean and South America. He also served as Vice President and Chief Financial Officer of Sands Hotel and Casino in San Juan, Puerto Rico. Before that, he held several senior-level positions in the financial services industry and began his career with Ernst & Young, an international CPA firm. Mr. Kohn is a graduate of Ohio State University and holds an MBA from the University of Miami, Florida.

Victor H. Mena. Mr. Mena has worked in the Hospitality Industry since 1979 and has been involved in the Gaming Industry for the last 12 years. His career has spanned all aspects of the Restaurant Industry including developing and running 10 mini-casinos in the state of Washington for Nevada Gold. In 2009 Washington Gold Casinos, a wholly-owed subsidiary of Nevada Gold, acquired its first 3 mini-casinos and appointed Mr. Mena as Chief Operating Officer of the properties. Mr. Mena had been instrumental in the creation and development of these properties. In 2010 Nevada Gold acquired an additional 6 mini-casinos and Mr. Mena was instrumental in the turnaround of these newly acquired assets. In 2011 another mini-casino was added to the Washington Gold portfolio bringing the total to 10 locations. In October of 2012 Nevada Gold appointed Mr. Mena as an executive officer of the Company with the title of Vice President of Washington Operations.

Trevor A. Taylor. Mr. Taylor has over 17 years of experience in the gaming, hospitality and entertainment industry with roles encompassing all aspects of gaming operations and marketing, including Director of Marketing, General Manager and Chief Operating Officer positions. He has been our Vice President of Development and Operations since January of 2010. Prior to joining Nevada Gold, Mr. Taylor served as Chief Operating Officer of Oceans Casino Cruises, a casino cruise company in Florida and South Carolina. He served as Director of Marketing for the Seminole Casino Hollywood from 2007 to 2008. Earlier in his career, Mr. Taylor held various management-level positions, including General Manager of the Colorado Grande Casino and Assistant General Manger and Director of Marketing at Wild Horse Casino, both in Cripple Creek, Colorado, General Manager at both Comfort Suites Denver North and Comfort Suites Denver South, Player Development Manager at the Lodge Casino in Black Hawk, Colorado and Executive Host at Harvey’s Wagon Wheel Hotel Casinos in Central City, Colorado.

Ernest E. East. Mr. East has more than 30 years of gaming experience. From 1998 until 2004 he was Senior Vice President, General Counsel and Chief Compliance Officer of Hyatt Gaming Services, LLC. He was most recently Chief Legal Officer of Global Trust Management, LLC, and prior to that, he was the Senior Vice President, General Counsel and Corporate Secretary of Sierra Pacific Resources. Mr. East also served as Executive Vice President, Secretary and General Counsel of Trump Hotels and Casino Resorts and Del Webb Corporation. Mr. East is a graduate of the University of Arkansas School of Law and the University of Tulsa.

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Compensation of Executive Officers and Other Matters

Summary Compensation Table

The following table provides information about the compensation received during the fiscal year ended April 30, 2013 of our Principal Executive Officer, our Principal Financial Officer and our three remaining executive officers. Also included is the compensation paid to our former Chief Executive Officer following his resignation on September 6, 2012. Except for the former CEO, this group is referred to in this Proxy Statement as the NEOs.

NAME AND PRINCIPAL POSITION	FISCAL YEAR (1)	SALARY ($)	BONUS ($)		OPTION AWARDS ($) (2)	ALL OTHER COMPENSATION ($)(3)	TOTAL PAY ($)
Michael P. Shaunnessy	2013	113,279	40,000		163,437	-	316,716
CEO
(Principal Executive Officer)

James J. Kohn	2013	275,478	25,000		-	8,250	308,728
Executive Vice President, CFO	2012	283,250	15,000		44,414	13,902	356,566
and Secretary	2011	283,250	80,000		52,787	9,000	425,037
(Principal Financial Officer)

Victor H. Mena	2013	156,466	82,000		-	2,800	241,266
Vice President of Washington	2012	156,000	28,000		27,759	-	211,759
Operations	2011	151,500	44,000		35,191	-	230,691

Ernest E. East (4)	2013	122,959	50,000	(4)	16,341	-	189,300
Vice President and Chief	2012	80,000	5,000		11,104	2,888	98,992
Regulatory & Compliance Officer	2011	113,667	5,000		7,038	9,000	134,705

Trevor A. Taylor	2013	150,000	15,000		-	9,000	174,000
Vice President of Operations	2012	150,000	15,000		11,104	9,000	185,104
	2011	150,000	12,000		28,153	16,279	206,432

Robert B. Sturges (3)	2013	174,308	-		-	556,101	730,409
(Former CEO and Principal	2012	412,000	25,000		83,277	59,349	579,626
Executive Officer)	2011	412,000	125,000		105,574	37,760	680,334

(1)	Compensation data for the fiscal year ended April 30, 2013 includes the period from May 1, 2012 through April 30, 2013.
(2)	The amounts in this column reflect the aggregate grant date fair value for stock options awarded during the fiscal year ended April 30, 2013, computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 (formerly known as FAS 123R). Assumptions used in the calculation of this amount for fiscal year ended April 30, 2013 are included in Footnote 10 to our audited financial statements for the fiscal year ended April 30, 2013, filed with the SEC on July 29, 2013. During the fiscal year ended April 30, 2013, the following equity awards were granted to our NEOs: Mr. Shaunnessy was granted an option to purchase 200,000 shares and Mr. East was granted an option to purchase 20,000 shares of our common stock.
(3)	On September 6, 2012, Mr. Sturges resigned his positions as President and Chief Executive Officer and a member of the Board of Directors of the Company. From May 1, 2012 to September 6, 2012 Mr. Sturges received the pro-rata share of his base salary of $412,000 per annum, his monthly auto allowance of $750, a $1,200 monthly airfare allowance, vacation and fringe benefits, contributions to the Company’s savings plan, major medical and health insurance and housing in his furnished corporate apartment in Houston, Texas. Also, pursuant to his employment agreement, Mr. Sturges received severance payments of his annual salary following the date of his resignation plus a pro-rata performance bonus, accrued vacation and fringe benefits.
Mr. Kohn’s other compensation includes his car allowance under his previous employment agreement.
Mr. Mena’s other compensation includes his cell phone allowance.
Mr. Taylor’s other compensation includes his car allowance.
(4)	The bonus paid to Mr. East for fiscal year 2013 was based on his service as Interim President of the Company from September 6, 2012 to December 1, 2012. During this period Mr. East also received the pro-rata portion of an annual salary of $240,000.

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Grants of Plan-Based Awards Table

The following table sets forth information regarding all plan-based awards granted to our NEOs during the fiscal year ended April 30, 2013. Actual bonus payments to the NEOs for the fiscal year 2013 are shown in the Summary Compensation Table above, in the column “Bonus.” Also, see “Annual Incentive Compensation,” on page 14, for a discussion of the incentive plan.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options	Grant Date Fair Value of Option Awards ($)
Michael P. Shaunnessy	12/03/2012	200,000	163,437
James J. Kohn	-	-	-
Victor H. Mena	-	-	-
Trevor A. Taylor	-	-	-
Ernest E. East	10/17/2012	20,000	16,341

Compensation of the Chief Executive Officer

Mr. Michael P. Shaunnessy was elected to the position of Chief Executive Officer effective December 1, 2012. Mr. Shaunnessy’s annual base salary is $275,000. For the fiscal year ended April 30, 2013, Mr. Shaunnessy was paid a $40,000 cash bonus.

Employment Agreements with Named Executive Officers, Termination of Employment and Change-In-Control Arrangements

We currently have employment agreements in place with Messrs. Shaunnessy, Kohn, Mena and East.

Michael P. Shaunnessy. On November 13, 2012 the Company entered into a two year employment agreement with Mr. Shaunnessy. Pursuant to his agreement, commencing on December 1, 2012 he receives (i) an annual base salary of $275,000; (ii) one month of paid vacation; (iii) contributions to any Company saving or other retirement plan; (iv) major medical and health insurance; and (v) customary reimbursement for travel and entertainment. In addition, Mr. Shaunnessy will be eligible for annual bonuses equal to 50% of his base salary for achieving reasonable goals established at the beginning of each fiscal year. Mr. Shaunnessy was granted an option to purchase 200,000 shares of the Company’s common stock at a purchase price equal to the closing price of the Company’s common stock on his first day of employment. One third of the stock option grant was exercisable on his first day of employment, one third will be exercisable at the end of the first year and one third at the end of his second year of employment.

The Company may terminate Mr. Shaunnessy’s employment at any time without cause during the term of the agreement, but in such case it shall pay him his annual salary, plus pro-rata bonus, accrued vacation and fringe benefits for the remaining term of his agreement. The Company may terminate Mr. Shaunnessy’s employment for cause, as defined in the agreement, at anytime, in which case, Mr. Shaunnessy will be entitled only to his salary, accrued vacation, and fringe benefits through the effective date of his termination. In addition, any unvested stock options shall be forfeited while all granted stock options which have been vested shall be treated as prescribed under the Company stock option plan. Mr. Shaunnessy may terminate his employment with the Company in the event of a “change of control”, as defined in the agreement, in which case, Mr. Shaunnessy will be entitled to a lump sum amount equal to his annual salary plus pro rata performance bonus, accrued vacation and fringe benefits. Also, all granted stock options not vested shall immediately become fully vested.

James J. Kohn. On February 27, 2013, The Company entered into a new employment agreement with Mr. Kohn. The agreement replaces the agreement with Mr. Kohn dated February 4, 2011. Pursuant to the employment agreement, Mr. Kohn will continue to serve as the Company’s executive vice president, chief financial officer and secretary, and will receive, (i) an annual base salary of $225,000; (ii) vacation and fringe benefits, including enrollment into any Company’s savings plan and other retirement plans which the Company may adopt in the future; (iii) major medical and health insurance; (iv) reimbursement of his moving and relocation expenses to a new residence in Las Vegas, Nevada; (v) the costs of the sale of his home in Rochester Hills, Michigan, including brokers’ fees, closing costs, title insurance, reasonable attorney’s fees and other incidental customary closing costs (“Relocation Expenses”); and, (vi) a tax equalization allowance related to his Relocation Expenses. If Mr. Kohn voluntarily terminates his employment during the first year of the employment agreement he shall promptly reimburse the Company for the pro rata cost of his relocation to Las Vegas. In addition, Mr. Kohn will be eligible for annual bonuses up to 50% of his annual salary for achieving reasonable goals related to Company’s profitability and/or strategic goals established in the first 30 days of the fiscal year by the Company’s board of directors and/or the compensation committee. All stock options previously granted to Mr. Kohn will be subject to the terms and conditions of the Company’s stock option plan.

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The employment agreement is for a term of two years commencing on March 1, 2013. The Company may terminate Mr. Kohn’s employment at any time without cause during the term of the agreement, but in such case it shall pay him his annual salary, plus pro-rata bonus, accrued vacation and fringe benefits for the remaining term of the employment agreement. The Company may terminate Mr. Kohn’s employment for “cause”, as defined in the employment agreement, at any time, in which case, Mr. Kohn will be entitled only to his salary, accrued vacation, and fringe benefits through the effective date of his termination. In addition, any unvested stock options shall be forfeited while all granted stock options which have vested will be treated as prescribed under the Company stock option plan. Mr. Kohn may terminate his employment with the Company in the event of a “change of control” (as defined in the employment agreement), in which case Mr. Kohn will be entitled to a lump sum amount equal to his annual salary plus pro-rata performance bonus, accrued vacation and fringe benefits. In addition, all granted stock options but not yet vested shall immediately become fully vested.

Mr. Kohn is also subject to a non-competition obligation (except for the metropolitan area of Las Vegas, Nevada) in the event of his termination for “cause.”

Victor H. Mena. On May 1, 2013, the Company entered into an employment agreement with Victor H. Mena. Pursuant to the employment agreement, Mr. Mena will continue to serve as the Company’s Vice President of Washington Operations, and will be entitled to, among other things, (i) an annual base salary of $200,000; (ii) vacation and fringe benefits, including enrollment into any Company savings plan or other retirement plans which the Company may adopt in the future; and (iii) major medical and health insurance. In addition, Mr. Mena will be eligible for an annual bonus up to 50% of his base salary for achieving reasonable goals related to the Company’s profitability and/or strategic goals established by the Company’s board of directors and/or the compensation committee. All stock options previously granted to Mr. Mena will be subject to the terms and conditions of the Company’s stock option plan.

The employment agreement is for a term of two years commencing on May 1, 2013. The Company may terminate Mr. Mena’s employment at any time without cause during the term of the agreement, but in such case it shall pay him his annual salary, plus pro-rata bonus, accrued vacation and fringe benefits for the remaining term of the employment agreement. The Company may terminate Mr. Mena’s employment for “cause” (as defined in the employment agreement) at any time, in which case, Mr. Mena will be entitled only to his salary, accrued vacation, and fringe benefits through the effective date of his termination. In addition, any unvested stock options shall be forfeited while all granted stock options which have vested will be treated as prescribed under the Company stock option plan. Mr. Mena may terminate his employment with the Company in the event of a “change of control” (as defined in the employment agreement), in which case Mr. Mena will be entitled to a lump sum amount equal to his annual salary plus pro-rata performance bonus, accrued vacation and fringe benefits. In addition, all granted stock options but not yet vested shall immediately become fully vested.

Mr. Mena is also subject to a non-competition obligation in the event of his termination for “cause” or if he were to voluntarily terminate his employment during the term of the employment agreement.

Ernest E. East. On April 14, 2011, the Company entered into an employment agreement with Ernest E. East. Pursuant to his employment agreement, Mr. East is entitled to: (i) an annual base salary of no less than $80,000; (ii) vacation and fringe benefits, including enrollment into any company savings plan or other retirement plans which the Company may adopt in the future; and (iii) major medical and health insurance.  Mr. East is eligible for bonuses solely at the discretion of the Board. Mr. East performs duties as provided in the employment agreement and as directed by the Chairman of the Audit Committee. In performing his duties, Mr. East: (i) will not be required to devote more than 50% percent of his working time to the Company; (ii) may continue to perform his services from a location outside the corporate office of the Company; (iii) will travel to Company locations as reasonably requested by the Chairman of the Audit Committee; (iv) may perform legal and compliance services for third parties so long as there is no interference with his responsibilities to the Company and the services provided do not represent a conflict of interest with the Company.

The Company may terminate the employment agreement with Mr. East without “cause,” in which case he would be entitled to a severance in the amount of his annual salary for a period of twelve months following the date of his termination plus pro-rata performance bonus, accrued vacation and fringe benefits, and all stock options granted but not vested at such time shall immediately become fully vested. If we terminate Mr. East’s employment for “cause,” the employment agreement provides for a payment of only salary, vacation, and fringe benefits through the date of termination, and any unvested stock options are forfeited. In addition, Mr. East may terminate his employment with us in the event of a “change of control,” in which case he would be entitled to a lump sum amount equal to his annual salary plus pro-rata performance bonus, accrued vacation and fringe benefits, and all granted stock options not yet vested shall immediately become fully vested.

19

Table Showing Benefits of a Termination without Cause or for Good Reason Other Than in Connection with a Change in Control

The following table sets forth the amounts payable under the employment agreements of each of our below-listed NEOs in the event of a termination without cause or by the NEO for good reason other than in connection with a change in control. The amounts in the table assume that the termination took place on April 30, 2013. The closing price of our common stock on the last trading day in the fiscal year ended April 30, 2013 was $1.19.

Name	Cash Severance ($) (a)	Value of Options and Restricted Stock that Have Accelerated Vesting ($)	Value of Medical Continuation ($) (b)	Gross-Up Amount ($)	Total ($)
Michael P. Shaunnessy	544,583	49,333	10,413	-	604,329
James J. Kohn	543,126	-	12,058	-	555,184
Victor H. Mena	598,614	-	13,154	-	611,768
Ernest E. East	111,184	-	6,577	-	117,761

(a)	These amounts include cash severance payments mandated by each of the above NEO’s employment agreement, including pro-rated performance bonus, accrued vacation and fringe benefits.

(b)	These amounts are estimates based on a blended rate for the above NEOs, which includes a base COBRA cost and incremental costs for the portion of the premiums that we pay. The estimated amounts are given because of certain HIPAA privacy regulations and are expected to be close to the true rate for the individual.

Table Showing Benefits of a Change in Control

The following table sets forth the amounts payable under the employment agreements of each of our below-listed NEOs in the event of a termination in connection with a change of control event. Pursuant to each below-listed NEO’s employment agreement, a “change of control” is defined as the sale of substantially all of our assets, acquisition by a third party of more than 50% of our stock, merger, or other business combination with an unaffiliated entity or person. The amounts in the table assume that the triggering event took place on April 30, 2013. The closing price of our common stock on the last trading day in the fiscal year ended April 30, 2013 was $1.19.

Name	Cash Severance ($) (a)	Value of Options and Restricted Stock that Have Accelerated Vesting ($)	Value of Medical Continuation ($) (b)	Gross-Up Amount ($)	Total ($)
Michael P. Shaunnessy	346,749	49,333	6,577	-	402,659
James J. Kohn	319,230	-	6,577	-	325,807
Victor H. Mena	299,948	-	6,577	-	306,525
Ernest E. East	111,184	-	6,577	-	117,761

(a)	These amounts include a lump sum cash severance payments mandated by each of the above NEO’s employment agreement, including pro-rata performance bonus, accrued vacation and fringe benefits.

(b)	These amounts are estimates based on a blended rate for each of the above NEOs, which includes a base COBRA cost and incremental costs for the portion of the premiums that we pay. The estimated amounts are given because of certain HIPAA privacy regulations and are expected to be close to the true rate for the individual.

20

Outstanding Equity Awards at Fiscal Year-End

The table below presents information on the outstanding equity awards held by our NEOs as of April 30, 2013.

Name(*)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Michael P. Shaunnessy	66,667	133,333	0.82	12/01/2022

James J. Kohn	75,000	-	1.25	07/28/2019
	75,000	-	0.98	07/27/2020
	40,000	-	1.57	07/27/2021

Ernest E. East	60,000	-	1.25	07/28/2019
	10,000	-	0.98	07/27/2020
	10,000	-	1.57	07/27/2021
	20,000	-	0.82	10/17/2022

Victor H. Mena	20,000	-	1.25	07/28/2019
	50,000	-	0.98	07/27/2020
	25,000	-	1.57	07/27/2021

Trevor A. Taylor	40,000	-	0.98	07/27/2020
	10,000	-	1.57	07/27/2021

(*)	The option awards were granted pursuant to our 2009 Plan, which was approved by shareholders at the 2009 Special Meeting of Shareholders. During the fiscal year ended April 30, 2013, no stock options were exercised by our NEOs. The fair market value of our common stock at the end of the fiscal year ended April 30, 2013 was $1.19 per share.

Certain Relationships and Related Transactions

Our Audit Committee charter requires that the Audit Committee reviews and approves all related party transactions for potential conflicts of interests.

We have entered into indemnity agreements with our directors which provide, among other things, that we will indemnify such directors, under the circumstances and to the extent provided for in the agreements, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings which he is or may be made a party to by reason of his position as our director, and otherwise to the full extent permitted under Nevada law and our Bylaws.

Notes Receivable – Affiliates

None.

21

PROPOSAL TWO

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to section 14A of the Securities and Exchange Act of 1934 our Board of Directors is submitting a non-binding shareholder vote on compensation of our Named Executive Officers as disclosed in this proxy statement (commonly referred to as “say-on-pay”). We plan to hold this vote annually.

Shareholders are encouraged to read the Compensation Discussion and Analysis section of this proxy statement for a more detailed discussion of how our compensation program reflects our compensation philosophy. We are asking shareholders to indicate their support for our Named Executive Officer compensation as described in the proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers. Accordingly, we will ask our shareholders to vote FOR adoption of the following resolution:

“RESOLVED, that the shareholders of Nevada Gold & Casinos, Inc. approve on an advisory basis, the compensation of our Named Executive Officers as disclosed in the proxy statement in accordance with Item 402 of Regulation S-K of the Securities & Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and related tables and disclosure.”

This vote is advisory and is not binding on the Compensation Committee or the Board.

THE BOARD RECOMMENDS A VOTE FOR ADOPTION OF THIS PROPOSAL.

22

PROPOSAL THREE

ADVISORY VOTE TO DETERMINE FREQUENCY OF VOTING TO APPROVE NAMED

EXECUTIVE OFFICER COMPENSATION

Shareholders are requested to indicate how frequently we should hold future shareholder advisory votes to approve Named Executive Officer compensation. Shareholders may indicate whether they would prefer an advisory vote to Approve Named Executive Officer compensation every year, two years or three years.

After careful consideration, the board of directors and compensation committee have decided to recommend that shareholders vote in favor of holding an advisory vote on executive compensation annually. The board of directors and compensation committee believe that an annual advisory vote on executive compensation is the most appropriate policy for the Company at this time because it allows shareholders to provide direct input on our policies and practices for compensation of our Named Executive Officers every year.

This vote is advisory and is not binding. We recognize that shareholders may have different views as to what is an appropriate frequency for advisory votes on executive compensation, and we look forward to hearing from our shareholders as to their preferences. The board of directors and the compensation committee will carefully consider the outcome of the vote; however, when considering the frequency of future advisory votes on executive compensation, the board of directors may decide that it is in the Company’s best interests and in the best interests of our shareholders to hold an advisory vote on executive compensation more or less frequently than the frequency receiving the most votes cast by our shareholders.

Shareholders may cast a vote on the preferred voting frequency of the say-on-pay vote by selecting the option of one year, two years, three years or abstaining from the vote. The frequency—one year, two years or three years—that receives the greatest number of votes cast shall determine the advisory frequency of voting by shareholders on the compensation of our Named Executive Officers.

THE BOARD RECOMMENDS A VOTE FOR “ONE YEAR” FOR THE FREQUENCY OF THE SAY-ON-PAY VOTE.

23

PROPOSAL FOUR

SELECTION OF ERNST & YOUNG LLP

AS INDPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board has selected, and recommends the approval of the appointment of, Ernst & Young LLP as our independent public accounting firm for the fiscal year ending April 30, 2014.

Unless shareholders specify otherwise in the proxy vote, proxies solicited by the Board will be voted by the persons named in the proxy at the Annual Meeting to ratify the selection of Ernst & Young LLP as our independent public accounting firm for the fiscal year ending April 30, 2014. The affirmative vote of a majority of the votes cast at the Annual Meeting will be required for ratification. Although the appointment of an independent public accounting firm is not required to be submitted to a vote of shareholders, the Board recommended that the appointment be submitted to our shareholders for approval. If our shareholders do not approve the appointment of Ernst & Young LLP, the Board will consider the appointment of another independent public accounting firm.

The firm of Pannell Kerr Foster of Texas, P.C. (“PKF”), served as our independent registered public accounting firm for the fiscal year ended April 30, 2013. Representatives of PKF are expected to be present, or telephonically participate, at the Annual Meeting and will be given the opportunity to make a statement. In connection with the relocation of the Company’s corporate headquarters from Houston, Texas to Las Vegas, Nevada the Company was advised by PKF that it does not maintain offices in Nevada. As a result, the Audit Committee determined that, as a matter of convenience, it would not be practical to continue to engage PKF as our independent public accounting firm for the 2014 fiscal year. The recommendation of the Audit Committee to engage Ernst & Young LLP for fiscal 2014 was unanimously approved by the Board of Directors.

During the previous two fiscal years (i) PKF’s report on the financial statements of the Company did not contain an adverse disclaimer or opinion as to uncertainty, audit scope or accounting principles, (ii) there have not been any resolved or unresolved disagreements with PKF, (iii) there have not been any reportable events (e.g. auditor communication about a lack of sufficient internal controls or inability of PKF to rely on management to expand significantly the scope of its work).

In addition, the Company has not been advised by PKF that information has come to its attention that it has concluded materially affects the fairness or reliability of any previously issued report by PKF.

PKF’s Fees

PKF billed us as set forth in the table below for professional services rendered for the audit of our annual financial statements for the fiscal years ended April 30, 2012 and April 30, 2013, the review of our quarterly financial statements included in our quarterly reports on Form 10-Q for the fiscal years ended April 30, 2013 and April 30, 2012, and for work on other SEC filings and tax services rendered for the fiscal years ended April 30, 2013 and April 30, 2012.

Description	Fiscal 2013	Fiscal 2012
Audit Fees	$218,005	$216,795
Tax Service Fees	$64,770	$78,205

Besides the audit and tax service fees, there were no additional fees billed by PKF pursuant to professional services rendered for the audit of our financial statements for the fiscal years ended April 30, 2013 and April 30, 2012.

Audit Committee Preapproval Policy

The Audit Committee has adopted a policy that all audit, review or attest engagements and permissible non-audit services, including the fees and terms thereof, to be performed by the independent public accounting firm (subject to, and in compliance with, the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act) are to be pre-approved by the Audit Committee. In addition to audit services, PKF provided tax advice and preparation of returns during the fiscal year ended April 30, 2013. No other non-audit services were performed by PKF pursuant to the de minimis exception in the fiscal year ended April 30, 2013.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2014.

24

SHAREHOLDERS SHARING AN ADDRESS

Shareholders sharing an address with another shareholder may receive only one set of proxy materials at that address unless they have provided contrary instructions. Any such shareholder who wishes to receive a separate set of proxy materials now or in the future may write to us or call us to request a separate copy of these materials from:

Investor Relations

133 E. Warm Springs Road

Suite 102

Las Vegas, Nevada 89119

(702) 685-1000

Similarly, shareholders sharing an address with another shareholder who have received multiple copies of our proxy materials may write or call the above address and phone number to request delivery of a single copy of these materials.

OTHER MATTERS

The Board knows of no other matters that will be prepared for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy intend to vote on those matters in accordance with their best judgment.

Nevada Gold & Casinos, Inc.

By /s/ Michael P. Shaunnessy

MICHAEL P. SHAUNNESSY,
Chief Executive Officer & President

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. YOU MAY REVOKE YOUR PROXY VOTE AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

25

0

PROXY

NEVADA GOLD & CASINOS, INC.

ANNUAL MEETING OF SHAREHOLDERS
October 15, 2013

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NEVADA GOLD & CASINOS, INC.

The undersigned shareholder of Nevada Gold & Casinos, Inc. (the "Company") hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and appoints James J. Kohn or Ernest E. East, and each of them, with full power of substitution, as Proxy or Proxies to vote as specified in this Proxy all the shares of common stock of the Company of the undersigned at the Annual Meeting of Shareholders of the Company to be held at The New Tropicana Las Vegas, 3801 Las Vegas Boulevard South, Las Vegas, Nevada 89109 on Tuesday, October 15, 2013 at 10:00 a.m. Pacific time, and any and all adjournments or postponements thereof. Either of such Proxies or substitutes shall have and may exercise all of the powers of said Proxies hereunder. The undersigned shareholder hereby revokes any Proxy or Proxies heretofore executed for such matters.

(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF SHAREHOLDERS OF

NEVADA GOLD & CASINOS, INC.

October 15, 2013

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting and Proxy Statement are available at
http://ir.nevadagold.com/sec.cfm

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20230403000000000000 6 101513

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Proposal One to elect two Class III director nominees to hold office until the 2016 Annual Meeting of Shareholders:

NOMINEES:

☐ FOR ALL NOMINEES

○ William J. Sherlock
○ William G. Jayroe

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

	FOR	AGAINST	ABSTAIN
2. Proposal Two to approve on an advisory basis, the compensation of our Named Executive Officers.	☐	☐	☐

	1 year	2 years	3 years	ABSTAIN
3. Proposal Three to approve on an advisory basis the preferred voting frequency of the say-on-pay.	☐	☐	☐	☐

	FOR	AGAINST	ABSTAIN
4. Proposal Four to approve the selection of Ernst & Young LLP as the Company's Independent Auditors for the fiscal year ending April 30, 2014.	☐	☐	☐

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR CLASS III DIRECTORS, FOR COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, FOR 1 YEAR FREQUENCY OF VOTING TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION, FOR THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. THE UNDERSIGNED SHAREHOLDER MAY REVOKE THIS PROXY AT ANY TIME BEFORE IT IS VOTED BY DELIVERING TO THE SECRETARY OF THE COMPANY EITHER A WRITTEN REVOCATION OF THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AT THE ANNUAL MEETING AND VOTING IN PERSON.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE IT WILL BE VOTED "FOR" PROPOSALS ONE, TWO AND FOUR, AND FOR "1 YEAR" ON PROPOSAL THREE. PLEASE MARK, SIGN, DATE AND RETURN THIS CARD USING THE ENCLOSED RETURN ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ____________ Date: ______ Signature of Shareholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.